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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (date of earliest event reported): June 15, 2000

                            GRACE DEVELOPMENT, INC.
              (Exact Name of Registrant as Specified in Charter)


Colorado                                0-25582                    84-1110469
(State or Other Jurisdiction       (Commission File No.)          (IRS Employer
of Incorporation)                                           Identification No.)


                             1690 Chantilly Drive
                            Atlanta, Georgia 30324
             (Address of Principal Executive Offices)  (Zip Code)


                                (678) 222-3030
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former Name or Former Address, if changed since last report)
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Item 5.   Other Events

     On June 15, 2000, the Board of Directors of the Registrant voted to terminate for cause the employment of Mr. Benjamin F. Holcomb, Chairman of the Board and Chief Executive Officer of the Registrant, pursuant to the terms of Mr. Holcomb's Employment Agreement with the Registrant dated February 1, 2000. The termination date shall be effective as of July 15, 2000.

     A dispute exists between Mr. Holcomb and the Registrant concerning the events related to the termination of Mr. Holcomb's employment, and the Registrant has received from Mr. Holcomb a purported Notice of Termination of the Employment Agreement, dated June 14, 2000. Mr. Holcomb has also resigned from the Registrant's Board of Directors, effective June 15, 2000.

     On June 28, 2000, the Registrant's Board of Directors set the number of directors at five and elected Louis Friedman and Harvey Goralnick as directors. The Board of Directors of the Registrant now consists of Messrs. Friedman and Goralnick and Mr. James M. Blanchard, Mr. Peter Tierney and Dr. Lee Silverstein.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GRACE DEVELOPMENT, INC.
                                        (Registrant)



                                        /s/ James Blanchard
                                        -------------------
                                        James Blanchard
                                        President

Date: June 29, 2000

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